CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2010 with respect to the audited consolidated financial statements of China Electric Motor, Inc. and Subsidiaries as of and for the year ended December 31, 2009 included in China Electric Motor, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

August 17, 2010